AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

This Amendment No. 1 (the “Amendment”) entered into as of February 24th, 2020 to the Participation Agreement dated November 7, 2014 by and among MetLife Insurance Company USA, (the “Company”), on its own behalf and on behalf of each of its separate accounts (“Accounts”), Trust For Advised Portfolios (the “Series”), Quasar Distributors, LLC (the “Distributor”), and 1919 Investment Counsel, LLC (the “Adviser”). All capitalized terms used herein and not otherwise defined shall have the meaning described to such terms in the Agreement.

RECITALS

WHEREAS, effective March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company (“Brighthouse” or the “Company”);

WHEREAS, the Parties desire to amend the Agreement to update the Company name, Schedule A, and to further modify the Agreement as provided herein;

WHEREAS, pursuant to the Agreement, the Accounts invest in shares of certain of the funds (“Fund” or “Funds”) that constitute separate portfolios of the Series and that serve as funding vehicles for Brighthouse, on behalf of the Accounts, that issue variable annuity and/or life insurance contracts (the “Contracts”) to persons that are registered owners of such Contracts on the books and records of Brighthouse (the “Contract Owners”);

WHEREAS, the Series maintains on its books and records one or more account(s) that hold and record ownership of shares of the Funds;

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Rule 30e-1 under the 1940 Act requires each Fund to deliver copies of its shareholder reports to the Accounts as the record owners of shares of such Funds;

WHEREAS, Rule 30e-2 under the 1940 Act requires the Accounts to deliver such Fund shareholder reports to Contract Owners; and

WHEREAS, the Parties desire to supplement and amend the Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the 1940 Act, as amended from time to time, to permit (i) the Series to no longer deliver copies of Fund shareholder reports to the Accounts as would otherwise be required by Rule 30e-1, and (ii) the Accounts to deliver Fund shareholder reports to Contract Owners using the “notice and access” provisions of Rule 30e-3 rather than the delivery methods that would otherwise be required by Rule 30e-2.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and considerations set forth herein, and to other good and valuable consideration, the Parties agree to supplement and amend the Agreement as follows:

1.	The Name of the Company in the Agreement is hereby changed to Brighthouse Life Insurance Company.

2.	Article X. of the Agreement entitled “Notices” is hereby amended as follows:

If to the Company:

Brighthouse Financial

One Financial Center, 21st Floor

Boston, MA 02111

Attn: The Law Group

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

4.

Maintaining Website; Posting and Availability of Fund Shareholder Reports and Other Required Materials. Brighthouse shall be responsible for and shall fulfill the website posting and other applicable requirements and obligations of the Accounts specified in Rule 30e-3(b). Without limiting the generality of the foregoing:

a.

The Series shall, no later than five (5) days before a Report is required to be posted to the Specified Website (as defined below), provide Brighthouse with the following materials relating to each Fund so that Brighthouse can post the materials to a Brighthouse website address (the “Specified Website”). The Specified Website shall be publicly accessible and the Required Materials (as defined below) posted on the Specified Website shall be free of charge and shall include: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters (as such documents are specified in paragraphs i through iv of Section 30e-3(b)) (such documents collectively, and together with any additional or alternative documents that may be required by any amendments to Rule 30e-3, the “Required Materials”);

b.

The Series shall ensure that the Required Materials provided to Brighthouse are in a format, or formats, that are convenient for both reading online and printing on paper (in accordance with Rule 30e-3 (b)(3));

c.

Brighthouse shall ensure that persons accessing the Required Materials are able to permanently retain, free of charge, an electronic version of the Required Materials in a format, or formats, that meet the conditions stated above in Section 2(b) (in accordance with Rule 30e-3(b)(4));

d.

In order for Brighthouse to ensure that the Required Materials are kept current (up-to-date) and posted for the duration or period required by Rule 30e-3, the Series shall promptly provide to Brighthouse any amendments to the Required Materials;

e.

Brighthouse shall make reasonable efforts to comply with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3, which shall constitute compliance with subsections (a) through (d) of this Section 2 of this Amendment (for the avoidance of doubt, for this purpose, the “Company” referred to in said paragraph (b)(5) of Rule 30e-3 means Brighthouse on behalf of the Accounts).

5.

Content of Required Materials. The Series shall be responsible for the content of the Required Materials as posted on the Specified Website, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner and without in any way changing the current obligations of the Series under the Agreement, the Series shall be responsible for ensuring that the Required Materials to be posted to the Specified Website:

a.	Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

b.

Do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

6.	Specified Website, Notice, and Paper Delivery

a.	The Specified Website is as identified in Schedule C hereto, as it may be changed by Brighthouse from time to time in its sole discretion;

b.	Paper Notice to Contract Owners. Brighthouse shall be responsible for providing the paper notice to its Contract Owners in accordance with paragraphs (c) and (d) of Rule 30e-3 (“Notice”).

c.

Delivery of Paper Copy Upon “Ad Hoc” Request. Brighthouse shall be responsible for fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, in accordance with paragraph (e) of Rule 30e-3.

d.

Investor Elections to Receive Future Fund Reports in Paper. Brighthouse shall be responsible for fulfilling Contract Owner elections to receive future Fund shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3.

e.	Expenses. The Series shall bear the expenses for the cost of printing and distribution of Required Materials and Notice.

7.	Indemnification. The Series, Adviser, and Distributor specifically agree to indemnify and hold harmless Brighthouse and its officers, directors, employees and agents (“Indemnified

Parties”) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against any of the Indemnified Parties as a result of (i) any failure or alleged failure by the Series to provide Required Materials in a timely fashion as required by this Amendment, or (ii) any failure or alleged failure to fulfill any of their other duties and responsibilities under this Amendment. For the avoidance of doubt, this indemnification shall be in addition to and not in lieu of the indemnification provided for in the Agreement. The Parties hereto agree that all other provisions of the Agreement, as amended, shall apply to the terms of this Amendment as applicable.

8.

Implementation. This Amendment is effective as of the date noted in the first paragraph of this Amendment. Beginning on such date, the Series, Adviser, and Distributor agree (i) to provide Brighthouse on or before March 31, 2020, with a detailed development and implementation schedule as to how it intends to satisfy the terms of the Amendment to enable Brighthouse and the Accounts to begin relying on Rule 30e-3 as of January 1, 2021, and (ii) thereafter, to use reasonable care and diligence to adhere to such schedule.

9.

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 and any interpretations of Rule 30e-3 by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Amendment to the Agreement as of the date first above written.

BRIGHTHOUSE LIFE INSURANCE COMPANY (on behalf of itself and each Account)

(“Brighthouse”)

By:	/s/ Gregory E. Illson
Name:	Gregory E. Illson
Title:	Vice President

TRUST FOR ADVISED PORTFOLIOS
(the “Series”)

By:	/s/ Chris Kashmerick
Name:	Chris Kashmerick
Title:	President

1919 INVESTMENT COUNSEL, LLC
(the “Adviser”)

By:	/s/ Scott J. Liotta
Name:	Scott J. Liotta
Title:	Vice President

QUASAR DISTRIBUTORS, LLC
(the “Distributor”)

By:	/s/ Teresa Cowan
Name:	Teresa Cowan
Title:	President

Schedule A

Separate Accounts and Associated Products

Separate Accounts	Products/Contracts
Variable Annuity Separate Accounts
Brighthouse Separate Account Eleven for Variable Annuities

Gold Track

Gold Track Select

Gold Track Select – NY Plans

Brighthouse Access

Brighthouse Retirement Account

Portfolio Architect

Portfolio Architect II

Portfolio Architect 3

Portfolio Architect L Variable Annuity

Portfolio Architect Access

Portfolio Architect Plus

Portfolio Architect XTRA

PrimElite

PrimElite II

Universal Annuity

Universal Annuity Advantage

Universal Select

Brighthouse Separate Account QPN for Variable Annuities

Blue Print I Unregistered

Blue Print II Unregistered

Brighthouse Retirement Perspectives

Prime Builder I Unregistered

Prime Builder II Unregistered

Unallocated Group Variable Annuity

Unregistered Gold Track

Unregistered Gold Track Express

Unregistered Gold Track-VSP

Brighthouse Separate Account A	PrimElite III

Variable Life Separate Accounts
Brighthouse Fund UL III for Variable Life Insurance	COLI I COLI 2000 COLI III COLI IV Corporate Select
Brighthouse Separate Account CPPVUL1 (Unregistered)	COLI PPVL

Schedule C

Specified Website:

www.brighthousefinanciaI.com

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

This Amendment No. 2 (the “Amendment”) is effective as of January 1, 2021 and amends the Participation Agreement dated November 7, 2014 by and among Brighthouse Life Insurance Company (formerly, MetLife Insurance Company USA), (the “Brighthouse” or the “Company”), on its own behalf and on behalf of each of its separate accounts (“Accounts”), Trust For Advised Portfolios (the “Series”), Quasar Distributors, LLC (the “Distributor”), and 1919 Investment Counsel, LLC (the “Adviser”). All capitalized terms used herein and not otherwise defined shall have the meaning described to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, the Accounts invest in shares of certain of the funds (“Fund” or “Funds”) that constitute separate portfolios of the Series and that serve as funding vehicles for Brighthouse, on behalf of the Accounts, that issue variable annuity and/or life insurance contracts (the “Contracts”) to persons that are registered owners of such Contracts on the books and records of Brighthouse (“Contract Owners”);

WHEREAS, the Series maintains on its books and records one or more account(s) that hold and record ownership of shares of the Funds;

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) requires an issuer to deliver a physical copy of a prospectus before completing the sale of a security;

WHEREAS, Rule 498 under the 1933 Act (“Rule 498”) permits a Fund to satisfy its prospectus delivery obligations under Section 5(b)(2) of the 1933 Act by sending key information to investors in the form of a summary prospectus and providing the statutory prospectus on a website;

WHEREAS, the Series, Distributor, and the Adviser do not currently rely on Rule 498 with respect to the use of Fund summary prospectuses but may determine to do so in the future;

WHEREAS, Section 5(b)(2) of the 1933 Act may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act; “Rule 498A”) for the Funds be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Fund Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of paragraph (j) of Rule 498A;

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that certain of the 498A Required Materials (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Contracts, and the Company intends to host said website; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and considerations set forth herein, and to other good and valuable consideration, the Parties agree to supplement and amend the Agreement as follows:

1.

Maintaining Website, Posting and Availability of Disclosure Documents. Brighthouse shall be responsible for and shall fulfill the website posting and other applicable requirements and obligations of the Accounts specified in Rule 498A(j). Without limiting the generality of the foregoing:

a.

The Series shall provide Brighthouse with the following materials relating to each Fund so that Brighthouse can post the materials to the Specified Website. The Specified Website shall be publicly accessible and the 498A Required Materials (as defined below) posted on the Specified Website shall be publicly accessible, free of charge and shall include: (i) current Summary Prospectus of the funds; (ii) current Statutory Prospectus for the Funds; and (iii) current Statement of Additional Information (“SAI” for the Funds) (as such documents are specified in paragraph (iii) of Rule 498A(j)(1)) (such documents collectively, and together with any additional or alternative documents that may be required by any amendments to Rule 498A, the “498A Required Materials”). The Series shall provide the materials specified in (i), (ii), (iii), above to the Company on a timely and continuous basis (to facilitate the required website posting) and provide updated versions as necessary, in order to facilitate a continuous offering of the Funds’ securities and the Contracts.

b.

The Series shall ensure that the 498A Required Materials provided to Brighthouse are in a format, or formats, that are human-readable and capable of being printed on paper in human-readable format (in accordance with Rule 498A(h)(2)(i);

c.

Brighthouse shall ensure that persons accessing the 498A Required Materials are able to permanently retain, free of charge, an electronic version of the 498A Required Materials in a format, or formats, that meet the conditions stated above in Section 1(b) (in accordance with Rule 498A(h)(3));

d.

In order for Brighthouse to ensure that the 498A Required Materials are kept current (up-to-date) and posted for the duration or period required by Rule 498A, and to facilitate a continuous offering of the Funds’ securities and the Contracts, the Series shall promptly provide to Brighthouse any amendments to the 498A Required Materials;

e.

Brighthouse shall make reasonable efforts to comply with the “safe harbor” provisions, terms and conditions of paragraph (h)(4) of Rule 498A, which shall constitute compliance with subsections (a) through (d) of this Section 1 of this Amendment (for the avoidance of doubt, for this purpose, “Registrant” referred to in said paragraph (h)(4) of Rule 498A means Brighthouse on behalf of the Accounts; and

f.

The Series shall prepare and provide the Funds’ Statutory Prospectus and SAI so that those documents permit persons accessing them to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (in accordance with paragraph (h)(2)(ii) of Rule 498A).

2.	Specified Website and Paper Delivery

a.

Delivery of Paper Copy Upon “Ad Hoc” Request. Brighthouse shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the 498A Required Materials, in accordance with paragraph (i)(1) and (j)(3) of Rule 498A, subject to the expense provision in subsection (b)(ii) below.

b.	Expenses.

i.

Web Hosting and Electronic Delivery. The Series and/or Adviser shall bear the expenses for the cost of managing, formatting, hosting and maintaining Required Materials on the website hosted by the Company. The Series and/or Adviser shall also bear the cost of distributing the Required Materials for electronic delivery.

ii.

Delivery of Paper Copies. The Series and/or Adviser shall be responsible for the reasonable costs of providing any electronic files and printing of any paper copies of Required Materials. The Series and/or Adviser shall reimburse the Company for the costs of mailing (including postage expenses) the Fund’s then current Required Materials to Contract Owners.

c.

Summary Prospectuses. The Company intends to use an Initial Summary Prospectus for each currently offered Contract, in accordance with paragraph (j)(1)(i) of Rule 498A. The Series shall use a summary prospectus for each Fund, in accordance with paragraph (j)(1)(ii) of Rule 498A.

3. Fund Performance and Expense Data. Regardless of whether or not the Series uses a summary prospectus for each Fund, the Series shall provide such data regarding each Fund’s investment performance and expense ratios as the Company shall reasonably request, to facilitate the registration and sale of the Contracts. Without limiting the generality of the forgoing, the Series shall provide:

a. the “Annual Portfolio Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and, as applicable, in accordance with Instruction 16 to Item 4 of Form N-4 and Instruction 4(a) to Item 4 of Form N-6); and

b. the “Total Annual Fund Operating Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, reflecting any expense reimbursements or fee waiver arrangements (and, as applicable, in accordance with Instruction 4 to Item 17 of Form N-4, Instruction 4(b) to Item 4 of Form N-6 and Instruction 4 to Item 18 of Form N-6); and

c. the “average annual total returns” for each fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10-year periods, and, as applicable, in accordance with Instruction 7 to Item 17 of Form N-4 and Instruction 7 to Item 18 of Form N-6).

The Series shall provide the forgoing Fund expense and performance data at least annually, on a timely basis to facilitate the Company’s preparation of its annually updated registration statement (and as otherwise reasonably requested by the Company), but in no event later than sixty (60) calendar days after the close of each Fund’s fiscal year.

4.

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 498A and any interpretations of 498A by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Amendment to the Agreement as of the date written below.

BRIGHTHOUSE LIFE INSURANCE COMPANY (on behalf of itself and each Account)

(“Brighthouse”)

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	Vice President
Date:	2/16/2021 12:50:13 PM

TRUST FOR ADVISED PORTFOLIOS (the “Series”)

By:	/s/ Chris Kashmerick
Name:	Chris Kashmerick
Title:	President of TAP
Date:	02/16/2021 11:29:43 AM

1919 INVESTMENT COUNSEL, LLC (the “Adviser”)

By:	/s/ Scott Liotta
Name:	Scott Liotta
Title:	Vice President
Date:	02/17/2021

QUASAR DISTRIBUTORS, LLC (the “Distributor”)

By:	/s/ Mark Fairbanks
Name:	Mark Fairbanks
Title:	Vice President
Date:	02/23/2021